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                                                                    Exhibit 3.55

                           CERTIFICATE OF FORMATION

                                      OF

                      37-02 COLLEGE POINT BOULEVARD, LLC


     1. The name of the limited liability company is 37-02 College Point Boulevard, LLC.

     2. The address of the registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of 37-02 College Point Boulevard, LLC this 14th day of October, 1998.

                         37-02 College Point Boulevard, LLC
                              By: Northeast Restoration Company, LLC, Member
                              By: LandBank Environmental Properties, LLC,
                                     Managing Member
                              By: LandBank, Inc., Managing Member


                              By: /s/  James M. Redwine
                                 -------------------------------------------
                                       James M. Redwine
                                       Assistant Secretary